EXHIBIT 4.19(c)

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                    (PARTNERSHIP GUARANTORS)


          This SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated

as  of  October  __,  1998 (this "Second Amendment")  is  by  and between  SALTON  SEA FUNDING CORPORATION, a Delaware  corporation

("Funding  Corporation"),  as  lender,  and  CALENERGY  OPERATING

CORPORATION, a Delaware corporation (formerly known as  CalEnergy

Operating  Company)  ("CEOC"), VULCAN  POWER  COMPANY,  a  Nevada

corporation   ("VPC"),  CONEJO  ENERGY  COMPANY,   a   California

corporation  ("Conejo"),  NIGUEL  ENERGY  COMPANY,  a  California

corporation  ("Niguel"), SAN FELIPE ENERGY COMPANY, a  California

corporation  ("San  Felipe"),  BN  GEOTHERMAL  INC.,  a  Delaware

corporation  ("BNG"),  DEL  RANCH,  L.P.,  a  California  limited partnership  ("Del  Ranch"), ELMORE, L.P., a  California  limited partnership  ("Elmore"),  LEATHERS, L.P.,  a  California  limited partnership ("Leathers"), VULCAN/BN GEOTHERMAL POWER  COMPANY,  a

Nevada general partnership ("Vulcan"), CALENERGY MINERALS LLC,  a

Delaware limited liability company ("Minerals LLC"), and CE TURBO

LLC,  a  Delaware  limited liability company  ("Turbo  LLC",  and together  with  CEOC, VPC, Conejo, Niguel, San Felipe,  BNG,  Del

Ranch,   Elmore,   Leathers,  Vulcan,  and  Minerals   LLC,   the

"Partnership Guarantors") as borrowers.

                      W I T N E S S E T H:

            WHEREAS,   Funding  Corporation  is   a   corporation

established  for  the  sole  purpose  of  making  loans  to   the

Guarantors  of  proceeds from the issuance  of  notes  and  bonds

(collectively,  the "Securities") in its individual  capacity  as principal  and  as  agent  acting on  behalf  of  the  Guarantors pursuant  to  the  Trust Indenture, dated as of  July  21,  1995,

between  Funding Corporation and Chase Manhattan Bank  and  Trust

Company,  National  Association, a national  banking  association organized  under  the  laws of the United  States,  successor  in interest  to  Chemical  Trust Company of California,  as  trustee

("Trustee"), as the same may be amended, modified or supplemented

(as so amended, modified or supplemented, including, pursuant  to that certain First Supplemental Indenture dated as of October 18,

1995, that certain Second Supplemental Indenture dated as of June

20,  1996, that certain Third Supplemental Indenture dated as  of

July  29,  1996,  and that certain Fourth Supplemental  Indenture dated as of even date herewith, the "Indenture"); and

           WHEREAS,  the principal and interest payments  on  the

Securities will be serviced by repayment of loans made by Funding

Corporation  to the Guarantors and guaranteed by the  Guarantors,

subject to the conditions set forth in the Indenture; and

           WHEREAS,  on  July  21, 1995 the  Funding  Corporation

issued  and sold Securities in the aggregate principal amount  of

$475,000,000 (the "Initial Securities"); and

           WHEREAS,  Funding Corporation used a  portion  of  the

proceeds from the sale of the Initial Securities to make  a  loan to  CEOC  and  VPC  pursuant  to that  certain  Credit  Agreement

(Partnership  Guarantors)  dated as  of  July  21,  1995  between

Funding  Corporation,  CEOC  and VPC  (the  "Initial  Partnership

Credit  Agreement") in the aggregate amount of  $75,000,000  (the

"Initial Partnership Project Loan") portions of which were  used:

(a)  to  repay  certain  non-recourse  indebtedness  incurred  by

CalEnergy  in  connection  with the acquisition  of  Magma  Power

Company;  and  (b)  to pay certain costs of issuing  the  Initial

Securities; and

           WHEREAS,  on  June  20, 1996 the  Funding  Corporation

issued  and sold Securities in the aggregate principal amount  of

$135,000,000 (the "Supplemental Securities"); and

           WHEREAS,  Funding Corporation used a  portion  of  the

proceeds from the sale of the Supplemental Securities to  make  a loan  to  the Initial Partnership Guarantors and Conejo,  Niguel,

San   Felipe,  BNG,  Del  Ranch,  Elmore,  Leathers  and   Vulcan

(collectively, the "Supplemental Partnership Guarantors") in  the

aggregate  amount of $135,000,000 (the "Supplemental  Partnership

Project  Loan"),  portions of which were used for  the  following purposes: (a) approximately $96,000,000 to refinance all existing project-level indebtedness of the Partnership Project  Companies,

(b)   approximately   $15,000,000   to   fund   certain   capital

improvements  to  the Partnership Projects  and  the  Salton  Sea

Projects, and (c) approximately $23,000,000 to fund a portion  of the  purchase  price  for  the  acquisition  by  certain  of  the

Partnership  Guarantors  of  the 50%  interest  in  each  of  the

Partnership Projects previously owned by a third party; and

            WHEREAS,  in  connection  with  the  making  of   the

Supplemental  Partnership Project Loan, each Initial  Partnership

Guarantor  and each Supplemental Partnership Guarantor agreed  to become  jointly  and  severally liable with each  other  for  the entire amount of the Initial Partnership Project Loan; and

           WHEREAS, in order to evidence and implement the making

of  the Supplemental Partnership Project Loan and the addition of the  Supplemental Partnership Guarantors as borrowers  under  the

Initial  Partnership  Project  Loan,  Funding  Corporation,   the

Initial  Partnership Guarantors and the Supplemental  Partnership

Guarantors entered into that certain Amended and Restated  Credit

Agreement (Partnership Guarantors) dated as of June 20, 1996 (the

"Supplemental Partnership Credit Agreement") to amend and restate the Initial Partnership Credit Agreement (the Initial Partnership

Credit Agreement, as so amended, the "Existing Partnership Credit

Agreement"); and

          WHEREAS, Funding Corporation has simultaneously with

the execution and delivery of this Second Amendment issued and sold Securities in the aggregate principal amount of $285,000,000

(the "New Securities"); and

           WHEREAS,   Funding  Corporation  intends  to  use  the

proceeds  from  the  New  Securities  to  make  a  loan  to   the

Partnership  Guarantors  in  the  amount  of  $201,728,000   (the

"Additional  Partnership Project Loan,"  and  together  with  the

Initial Partnership Project Loan and the Supplemental Partnership

Project Loan, the "Partnership Project Loan"), portions of  which will  be  used  for  the  following purposes:  (a)  approximately

$140,520,000  to  finance the construction  of  an  approximately

30,000  metric  tonnes/year  zinc recovery  facility  (the  "Zinc

Recovery  Project") which will extract and process metallic  zinc from the geothermal brine used by the Salton Sea Projects and the

Partnership  Projects, to be owned and operated by Minerals  LLC,

(b)  approximately $36,617,000 to finance an upgrade of the brine processing  facilities at the Vulcan Project and  the  Del  Ranch

Project   (the   "Region   2  Brine  Facilities   Construction"),

(c)  approximately  $7,964,000 to finance the construction  of  a turbo expander (the "TurboExpander Project") to be owned by Turbo

LLC  which  will  produce approximately 10MW of electricity  from geothermal  energy,  and (d) approximately  $16,627,000  to  fund certain capital improvements to the Partnership Projects and  the

Salton Sea Projects.

            WHEREAS,  in  connection  with  the  making  of   the

Additional  Partnership Project Loan, each Partnership  Guarantor

(including  Minerals  LLC and Turbo LLC)  has  agreed  to  become

jointly   and   severally  liable  with  each  other  Partnership

Guarantor  for  the  entire  amount of  the  Initial  Partnership

Project Loan and the Supplemental Partnership Project Loan; and

           WHEREAS, in order to evidence and implement the making

of  the  Additional Partnership Project Loan and the addition  of

Minerals  LLC  and  Turbo  LLC  as borrowers  under  the  Initial

Partnership Project Loan and the Supplemental Partnership Project

Loan,  the  parties hereto have agreed to amend and  restate  the

Existing Partnership Credit Agreement as set forth herein.

           NOW,  THEREFORE,  for  and  in  consideration  of  the

premises  and  the  mutual covenants hereinafter  contained,  the parties  hereto formally covenant, agree and bind  themselves  as follows:

ARTICLE 1.
DEFINITIONS AND AMENDMENT
                   Section 1.1.   Definitions.
   Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in Exhibit A to the Indenture, which Exhibit A is hereby incorporated by this reference.
        Section 1.2.   Second Amendment and Restatement.
   From and after the date hereof, the terms of the Existing Partnership Credit Agreement shall be amended to read in their entirety as set forth in this Second Amendment and the terms of this Second Amendment shall govern and control the rights and obligations of the parties in and with respect to the Partnership Project Loan, notwithstanding any conflict between the terms of this Second Amendment and the terms of the Existing Partnership Credit Agreement. As amended and restated by this Second Amendment, the Existing Partnership Credit Agreement shall be referred to herein as the "Agreement."
ARTICLE 2.
DESCRIPTION OF THE LOAN
  Section 2.1.   Acknowledgments of the Partnership Guarantors;
                    Partnership Project Loan.
  The Partnership Guarantors hereby acknowledge and agree that:
               (a)  The Partnership Guarantors are indebted to

Funding Corporation for all principal, interest, and other

amounts currently outstanding on the Initial Partnership Project

Loan and the Supplemental Partnership Project Loan;

               (b)  Pursuant to this Agreement, Funding

Corporation does hereby lend to the Partnership Guarantors and the Partnership Guarantors do hereby borrow from Funding

Corporation the principal amount of the Additional Partnership

Project Loan;

               (c)  The Partnership Project Loan shall be

evidenced by a promissory note or notes issued by the Partnership

Guarantors in favor of Funding Corporation (collectively, the

"Partnership Project Note"); and

               (d)  If proceeds from the issuance of any

Additional Securities are loaned to the Partnership Guarantors,

the outstanding principal balance on the Partnership Project Loan shall be increased by the amount of such proceeds and the

Partnership Project Loan shall include the loan to the

Partnership Guarantors of such proceeds, as evidenced by a

promissory note issued by the Partnership Guarantors.

             Section 2.2.   Term of This Agreement.
   This Agreement shall remain in full force and effect from the date hereof until payment in full of all amounts due under this Agreement.
                    Section 2.3.   Interest.
   Interest hereunder shall be paid in arrears on each May 30th and November 30th commencing on November 30, 1998 until all principal hereunder is paid in full. Interest shall be computed on the basis of a three hundred sixty (360) day year, consisting of twelve (12) thirty (30) day months and at the applicable rate per annum specified on Schedule 1 hereto. Principal shall be payable hereunder in an amount and on the dates set forth on
Schedule 1 hereto.
                    Section 2.4.   Repayment.
   The Partnership Guarantors shall repay the Partnership Project Loan in installments to Funding Corporation on the dates, at the times and in the amounts set forth on Schedule 1 attached hereto (as the same may be modified pursuant to Section 8.3 of the Indenture).
                   Section 2.5.   Prepayment.

               (a)  Optional Prepayment

 .    The Partnership Guarantors shall have the optional right  to prepay the Partnership Project Loan in such amounts and at such times as may be appropriate to permit Funding Corporation to (i)
redeem   the  Securities  pursuant  to  the  optional  redemption
provisions set forth in Section 3.1 of the Indenture and Sections 2(i) and 2(j) of the Fourth Supplemental Indenture, dated as of even date herewith (the "Fourth Supplemental Indenture"), between the Funding Corporation and the Trustee, or (ii) defease the Securities pursuant to the optional defeasance provisions set forth in Section 10.1 of the Indenture.
               (b)  Mandatory Prepayment.  The Partnership

Guarantors shall be required to prepay principal, and to pay accrued interest on such prepaid principal, on the Partnership

Project Loan in such amounts and at such times as may be required

(i) to permit the Funding Corporation to redeem the Securities pursuant to the mandatory redemption provisions set forth in

Section 3.3 of the Indenture and (ii) to permit the Funding

Corporation to redeem the New Securities pursuant to the

mandatory redemption provisions set forth in Sections 2(l) and

2(m) of the Fourth Supplemental Indenture, in each case as such provisions apply specifically to the Partnership Guarantors, the

Partnership Projects and/or the Partnership Project Documents.

     Section 2.6.  Obligations of the Partnership Guarantors
                    Hereunder Unconditional.
   The obligations of the Partnership Guarantors to make the payments required in Sections 2.3 and 2.4 hereof shall be absolute and unconditional; and the Partnership Guarantors shall not discontinue such payments for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction from the Partnership Projects, destruction of or damage to the Partnership Projects, including commercial frustration of purpose, or change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State of California or any political subdivision of either. The Partnership Guarantors may, however, at their own cost and expense and in their own name or in the name of Funding Corporation, prosecute or defend any action or proceeding or take any other action involving third persons which the Partnership Guarantors deem reasonably necessary in order to secure or protect their rights with respect to the Partnership Projects.
            Section 2.7.   General Terms of Payment.
               (a)  All sums payable to Funding Corporation

hereunder shall be deemed paid to the extent the Depositary Agent shall apply amounts held by the Depositary Agent in accordance with the Depositary Agreement to the payment of principal of or interest on the Partnership Project Loan and the Securities in

accordance with the Depositary Agreement.

               (b)  Whenever any payment hereunder shall be due,

or any calculation shall be made, on a day which is not a

Business Day, the date for payment or calculation, as the case may be, shall be extended to the next succeeding Business Day,

and any interest on any payment shall be payable for such

extended time at the specified rate.

               (c)  If no due date is specified for the payment

of any amount payable by the Partnership Guarantors hereunder,

such amount shall be due and payable not later than ten (10) days after receipt of written demand by Funding Corporation to the

Partnership Guarantors for payment thereof.

                    Section 2.8.   Security.
   The obligations of the Partnership Guarantors hereunder shall be secured as set forth herein and under the Security Documents.
ARTICLE 3.
REPRESENTATIONS AND WARRANTIES
           The  Partnership Guarantors represent and  warrant  to

Funding Corporation as follows:

Section 3.1.   Organization, Power and Status of the Partnership
                           Guarantors.
               (a)  CEOC and BNG are corporations duly organized,

validly existing and in good standing under the laws of the State of Delaware, (b) VPC is a corporation duly organized, validly existing and in good standing under the laws of the State of

Nevada, (c) Conejo, Niguel and San Felipe are corporations duly organized, validly existing and in good standing under the laws of the State of California, (d) Del Ranch, Elmore and Leathers

are limited partnerships, duly organized, validly existing and in good standing under the laws of the State of California, (e)

Vulcan is a general partnership, duly organized, validly existing and in good standing under the laws of the State of Nevada, (f)

Minerals LLC and Turbo LLC are limited liability companies, duly organized, validly existing and in good standing under the laws of the State of Delaware, and (g) each of the Partnership

Guarantors is duly qualified in the State of California and is duly authorized to do business in each other jurisdiction where the nature of its activities makes such qualification necessary.

Each of the Partnership Guarantors has all requisite power and authority to carry on its business as now being conducted and as proposed to be conducted.

   Section 3.2.   Authorization; Enforceability; Execution and
                            Delivery.
               (a)  Each of the Partnership Guarantors has all

necessary power and authority to execute, deliver and perform its obligations under this Agreement, the Partnership Project Note and each other Financing Document to which it is a party.

               (b)  All action on the part of each of the

Partnership Guarantors that is required for the authorization,

execution, delivery and performance of this Agreement, the

Partnership Project Note and each other Financing Document to which such Partnership Guarantor is a party have been duly and effectively taken; and the execution, delivery and performance of this Agreement, the Partnership Project Note and each such other

Financing Document to which any of the Partnership Guarantors is a party does not require the approval or consent of any holder or trustee of any Debt or other material obligations of the

Partnership Guarantors which has not been obtained.

               (c)  This Agreement, the Partnership Project Note

and each other Financing Document to which any of the Partnership

Guarantors is a party have been duly authorized, executed and delivered by the Partnership Guarantors.  Each of this Agreement,

the Partnership Project Note and each other Financing Document to which any of the Partnership Guarantors is a party constitutes a legal, valid and binding obligation of such Partnership Guarantor enforceable against such Partnership Guarantor in accordance with the terms hereof and thereof, except as the enforceability

thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and subject to general principles of equity.

  Section 3.3.   No Conflicts; Laws and Contracts; No Default;
                 Representations and Warranties.

               (a)  Neither the execution, delivery and

performance of this Agreement, the Partnership Project Note or any other Financing Document to which any of the Partnership

Guarantors is a party, nor the consummation of any of the

transactions contemplated hereby or thereby (i) contravenes any provision of Law applicable to any of the Partnership Guarantors or any of the Collateral, except any contravention which,

individually or in the aggregate, could not reasonably be

expected to result in a Material Adverse Effect, (ii) conflicts or is inconsistent with or constitutes a default under the

articles of incorporation, by-laws, certificate of formation,

limited liability company operating agreement, or partnership agreement of any of the Partnership Guarantors, or of any other terms of any Partnership Project Document, Financing Document or

any other agreement or instrument to which the Partnership

Guarantors may be subject except any such conflict,

inconsistency, default or violation which, individually or in the aggregate, could not reasonably be expected to result in a

Material Adverse Effect or (iii) results in the creation or

imposition of (or the obligation to create or impose) any Liens

(other than Permitted Liens) on the Partnership Collateral.

               (b)  Each of the Partnership Guarantors is in

compliance with any and all Laws applicable to it, except any such noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse

Effect.

                   Section 3.4.   Litigation.
    There are no claims, actions, suits, investigations or proceedings at law or in equity (including any Environmental Claims) or by or before any arbitrator or Governmental Authority now pending against any of the Partnership Guarantors or, to the best knowledge of any of the Partnership Guarantors after due inquiry, threatened against any of the Partnership Guarantors or any property or other assets or rights of the Partnership Guarantors that could reasonably be expected to result in a Material Adverse Effect.
              Section 3.5.   Environmental Matters.
   To the best knowledge of the Partnership Guarantors after due inquiry, the Partnership Projects are in compliance with all existing applicable Environmental Laws and there are no facts, circumstances or conditions under any existing Environmental Law which could, individually or in the aggregate with all other circumstances or conditions, reasonably be expected to result in a Material Adverse Effect.
             Section 3.6.   Employee Benefit Plans.
  Each Plan (including without limitation each Plan of a Commonly Controlled Entity) as to which the Partnership Guarantors may have any liability complies with all applicable requirements of Law and regulations, and (i) no "reportable event" (as defined in
Section 4043 of ERISA (other than an event not subject to the notice requirement of the PBGC)) has occurred with respect to any such Plan, (ii) there has been no withdrawal from any Multiemployer Plan or steps taken to do so that have resulted or could reasonably be expected to result in material liability for the Partnership Guarantors, (iii) no Plan has been terminated or has commenced to be terminated which could reasonably be expected to result in material liability for the Partnership Guarantors,
(iv) no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412 of the Code and (v) no condition exists or event or transaction has occurred with respect to any Plan that, in each case, could reasonably be expected to result in a Material Adverse Effect.
     Section 3.7. Business of the Partnership Guarantors. Except as otherwise permitted in this Agreement and the other
Financing Documents, none of the Partnership Guarantors is engaged in any business other than the development, acquisition, construction, operation and financing of the Projects and transactions related thereto or as permitted under Section 4.7 hereof.
                   Section 3.8.   Valid Title.
  Each of the Partnership Guarantors has valid legal title to all of its assets.
               Section 3.9.   Security Interests.
   The security interests to be transferred to and/or to be created in favor of Funding Corporation hereunder and under the Security Documents will be, to the extent provided herein and therein, valid and perfected first priority security interests in and liens on the collateral described therein.
               Section 3.10.  Utility Regulation.
   None of the Partnership Guarantors is subject to regulation by any Governmental Authority under PUHCA as a "public utility company" or an "affiliate," or "subsidiary company" of a "registered holding company" or a company subject to registration under PUHCA.
               Section 3.11.  Qualifying Facility.
   The Partnership Projects (other than the Zinc Recovery Project and the TurboExpander Project) are Qualifying Facilities. The TurboExpander Project is (a) a Qualifying Facility or (b) an Eligible Facility owned by an Exempt Wholesale Generator.
             Section 3.12.  Investment Company Act.
   None of the Partnership Guarantors is, and following the execution of the Partnership Project Note, will be, an "investment company" or, to its knowledge, an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.
                   Section 3.13.  No Defaults.
   None of the Partnership Guarantors is in default under any Project Documents or other material project contract which could reasonably be expected to result in a Material Adverse Effect. To the best of the Partnership Guarantors' knowledge, no material default exists by any other party to the Project Documents or other material project contracts.
             Section 3.14.  Governmental Approvals.
   All Governmental Approvals which are required to be obtained by, in the name of or on behalf of any of the Partnership
Guarantors or, to the knowledge of any of the Partnership Guarantors, any other party to any Financing Document, in connection with (a) the issuance of the Partnership Project Note and (b) the execution, delivery and performance by the Partnership Guarantors and any other party to any Financing Document of the Financing Documents, have been duly obtained or made, are validly issued and are in full force and effect.
                  Section 3.15.  Margin Stock.
   None of the Partnership Guarantors is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purposes of purchasing or carrying any margin stock, within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. No part of the proceeds of any loan made under this Agreement will be used for "purchasing" or "carrying" any "margin stock" as so defined, or for extending credit to others for the purpose of purchasing or carrying margin stock, or for any purpose which would violate, or cause a violation of, any such regulation.
                      Section 3.16.  Taxes.
  The Partnership Guarantors have filed all federal and state tax returns, to date, required to be filed by applicable laws and have paid all federal and state taxes due under such tax returns except to the extent that such taxes are being contested in good faith and by appropriate proceedings and adequate reserves, bonds or other security have been established with respect thereto.
       Section 3.17.  Ownership of Partnership Guarantors.
   As of the date of this Agreement, (a) Magma and Funding Corporation are the sole shareholders of CEOC and VPC, (b) CEOC and Conejo are the sole general partners of Del Ranch, and Magma and Conejo are the sole limited partners of Del Ranch, (c) CEOC and Niguel are the sole general partners of Elmore, and Magma and Niguel are the sole limited partners of Elmore, (d) CEOC and San Felipe are the sole general partners of Leathers, and Magma and San Felipe are the sole limited partners of Leathers, (e) VPC and BNG are the sole general partners of Vulcan, (f) CEOC is the sole shareholder of each of Conejo, Niguel, and San Felipe, (g) VPC is the sole shareholder of BNG, (h) SSMC and Magma are the sole members of Minerals LLC, and (i) CESS and Magma are the sole members of Turbo LLC.
                   Section 3.18.  Disclosure.
   Each of the Series D and E Preliminary Offering Circular and the Series D and E Final Offering Circular as of its date did not, and the Series D and E Final Offering Circular (as the same may have been amended or supplemented) as of the date of the issuance of the Series D and E Securities did not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Series F Preliminary Offering Circular and the Series F Final Offering Circular as of its date did not, and the Series F Final Offering Circular (as the same may have been amended or supplemented) as of the date of the issuance and delivery of the New Securities will not, contain any untrue statement of a material fact with respect to the Partnership Guarantors or omit to state any material fact necessary to make the statements made therein with respect to the Partnership Guarantors, in the light of the circumstances under which they were made, not misleading.
ARTICLE 4.
COVENANTS AND AGREEMENTS OF THE PARTNERSHIP  GUARANTORS
           Each Partnership Guarantor hereby covenants and agrees

that from the date of this Agreement, it shall faithfully observe and  fulfill, and shall cause to be fulfilled and observed,  each of the following covenants that is applicable to such Partnership

Guarantor  until  all amounts due under the  Securities  and  the

Indenture shall have been repaid.

             Section 4.1.   Reporting Requirements.
   Each of the Partnership Guarantors shall provide to Funding Corporation (a) unaudited quarterly reports for the first three quarters of each fiscal year containing condensed financial information within forty-five (45) days of the end of each quarter and audited annual reports within ninety (90) days of the end of each fiscal year, (b) all other information in respect of the Partnership Guarantors requested by Funding Corporation to enable Funding Corporation to meet its obligations under the Indenture, (c) copies of material notices delivered in connection with any Partnership Project Documents, and (d) written notice of any Credit Agreement Default or Event of Default under this Agreement or any event or condition that could reasonably be expected to result in a Material Adverse Effect.
                 Section 4.2.   Sale of Assets.
   Except as contemplated by the Partnership Project Documents, none of the Partnership Guarantors shall sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of the Partnership Projects except in the ordinary course of business to the extent that such property is no longer useful or necessary in connection with the operation of the Partnership Projects; provided, however, without limiting the generality of the foregoing, that the Partnership Guarantors shall be allowed to lend useful spare parts to the Salton Sea Guarantors for use in the Salton Sea Projects or to other Permitted Facilities financed with Permitted Debt for use in such Permitted Facilities.
          Section 4.3.   Sale of Partnership Interests.
   Neither CEOC nor VPC shall sell, transfer or convey any of their partnership interests in the Partnership Project Companies.
                    Section 4.4.   Insurance.
   Except as set forth below, the Partnership Project Companies shall maintain or cause to be maintained (a) on the date hereof the insurance in effect with respect to the Partnership Projects on the date hereof and (b) insurance as is generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar
manner.    The   Partnership  Project  Companies  have   business
interruption insurance, casualty insurance, including flood and earthquake coverage, and primary and excess liability insurance,
as   well  as  customary  worker's  compensation  and  automobile insurance. The Partnership Project Companies shall not reduce or cancel such insurance coverages (or permit any such coverages to be reduced or canceled) if the Insurance Consultant determines that (i) such reduction or cancellation would not be reasonable under the circumstances and (ii) the insurance coverages sought
to   be   reduced  or  canceled  are  available  on  commercially
reasonable terms or that another level of coverage greater than that proposed by the Partnership Project Companies is available on commercially reasonable terms (in which case such coverage may be reduced to such greater available levels).
                    Section 4.5.   QF Status.
   The Partnership Project Companies shall operate and maintain the Partnership Projects (other than the Zinc Recovery Project and the TurboExpander Project) as Qualifying Facilities unless the failure to do so operate and maintain such Projects as Qualifying Facilities would not cause or result in (a) a breach of the power purchase agreements that the Partnership Project Companies are party to or (b) an adverse effect on the revenues
to  be  received  under  such  power  purchase  agreements.   The
Partnership   Guarantors   shall   operate   and   maintain   the
TurboExpander Project as a Qualifying Facility or as an Eligible Facility owned by one or more Exempt Wholesale Generators unless the failure to so maintain or operate the TurboExpander Project could not reasonably be expected to have a Material Adverse Effect.
          Section 4.6.   Governmental Approvals; Title.
   Each of the Partnership Guarantors shall at all times (a) obtain and maintain in full force and effect all material Governmental Approvals and other consents and approvals required at any time in connection with its business and (b) preserve and maintain good and valid title to its properties and assets (subject to no liens other than Permitted Liens), except in each case where the failure to do so in clause (a) or (b) could not reasonably be expected to have a Material Adverse Effect.
               Section 4.7.   Nature of Business.
  None of the Partnership Guarantors shall engage in any business other than their existing businesses and, in the case of the Partnership Project Companies, the development, acquisition, construction, operation and financing of the Partnership Projects as contemplated by the Transaction Documents; provided, however, that (a) CEOC shall be permitted to enter into agreements to
provide   operating  and  maintenance  services,   administrative
services, technical services or related services for Permitted Facilities owned in whole or in part by CalEnergy (directly or indirectly) and located in Imperial County, California and (b) the Partnership Guarantors may engage in Permitted Facilities at the SSKGRA (i)(A) for which Permitted Debt may be incurred and
(B)  if  the  Independent  Engineer  certifies  that  such  other projects could not reasonably be expected to have an adverse impact on the geothermal resources for the Salton Sea Projects or the Partnership Projects or (ii) if Funding Corporation and the Guarantors take such action as the Rating Agencies require to confirm the Investment Grade Rating of the Securities.
              Section 4.8.   Compliance With Laws.
   Each of the Partnership Guarantors shall comply with all applicable laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.
       Section 4.9.   Prohibition on Fundamental Changes.
   None of the Partnership Guarantors shall enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution); provided, however, that any Guarantor shall be able to merge with or into any other Guarantor so long as no Default or Event of Default exists or shall occur as a result thereof and in the event that any of the Partnership Guarantors is not the surviving entity (i) the surviving entity shall, simultaneously with such merger, assume all the obligations of such Partnership Guarantor under this Agreement and under the other Financing Documents to which such Partnership Guarantor was a party, (ii) Funding Corporation shall have received appropriate amendments to this Agreement and the other Financing Documents to which such Partnership Guarantor was a party, all financing statements necessary to preserve its
valid,  perfected,  first  priority  security  interest  in   the
Partnership Collateral, each in form and substance reasonably satisfactory to Funding Corporation, (iii) after giving effect to such merger, the merger shall not result in a Material Adverse Effect and (iv) after giving effect to such merger, no Credit Agreement Event of Default or Event of Default shall have occurred or be continuing. None of the Partnership Guarantors shall purchase or otherwise acquire all or substantially all of the assets of any other Person, except for the purchase or acquisition by the Partnership Guarantors of the partnership interests or assets of the Partnership Projects not currently owned by the Partnership Guarantors; provided, however, that the Partnership Guarantors may engage in Permitted Facilities at the SSKGRA (a) for which Permitted Debt may be incurred or (b) if the Independent Engineer certifies that such other projects could not
reasonably  be  expected  to  have  an  adverse  impact  on   the
geothermal  resources  for  the  Salton  Sea  Projects   or   the
Partnership Projects or (c) if Funding Corporation and the Guarantors take such action as the Rating Agencies require to confirm the Investment Grade Rating of the Securities.
                  Section 4.10.  Revenue Fund.
   Each of the Partnership Guarantors shall take all actions as may be necessary to cause revenues of the Partnership Guarantors to be deposited in the Revenue Fund, the Zinc Construction Fund or the Region 2/Turbo Construction Fund, as applicable, in each case in accordance with the terms of the Depositary Agreement.
          Section 4.11.  Transactions With Affiliates.
   None of the Partnership Guarantors shall enter into any transaction or agreement with any Affiliate of the Partnership Guarantors other than (a) as contemplated under the Transaction Documents or (b) transactions in the ordinary course of business and on terms no less favorable to the Partnership Guarantors than the Partnership Guarantors would obtain in an arms length transaction with a Person that is not an Affiliate of the Partnership Guarantors.
               Section 4.12.  Restricted Payments.
   The Partnership Guarantors shall not make any Restricted Payments except (a) as permitted under the Depositary Agreement or as contemplated in the Offering Circular to occur on the Closing Date and (b) in respect of Operating and Maintenance Costs.
   Section 4.13.  Exercise of Rights Under Partnership Project
                           Documents.
   None of the Partnership Guarantors shall exercise, or fail to exercise, their rights under the partnership agreements of each of the Partnership Project Companies (other than Minerals LLC and Turbo LLC) or any of the Partnership Project Documents in a manner which could reasonably be expected to result in a Material Adverse Effect.
             Section 4.14.  Amendments to Contracts.
   Neither CEOC nor VPC shall terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by the Partnership Gurantors) the partnership agreement of any of the Partnership Project Companies or the Partnership Project Documents to which it is a party unless such termination, amendment, replacement or modification (a) could not reasonably be expected to have a Material Adverse Effect or (b) is required under applicable law or to maintain the Qualifying Facility
status  of  a  Project.   In addition, none  of  the  Partnership
Guarantors shall terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by the Partnership Guarantors) any of the Partnership Project Documents to which it is a party (other than a Permitted Power Contract Buy-
Out) unless (i)(A) such Partnership Guarantor certifies that such termination, amendment, replacement or modification could not reasonably be expected to have a Material Adverse Effect and (B) in the case of any amendment, termination or modification of any Power Purchase Agreement which affects the revenues derived by any of the Partnership Guarantors, the Independent Engineer certifies that such amendment, termination or modification could not reasonably be expected to have a Material Adverse Effect, (b) the Partnership Guarantors provide a letter from the Rating
Agencies   confirming   that  such  amendment,   termination   or
modification shall not result in a Rating Downgrade, or (c)  such
amendment,   termination  or  modification  is   required   under
applicable law or to maintain the Qualifying Facility status of a
Project.
            Section 4.15.  Limitations on Debt/Liens.
   The Partnership Guarantors shall not create or incur or suffer
to   exist   any  Debt  except  Permitted  Guarantor  Debt.   The
Partnership Guarantors shall not grant, create, incur or suffer to exist any Liens upon any of their properties, except for Permitted Liens.
                Section 4.16.  Books and Records.
   The Partnership Guarantors shall maintain their books and records and give the Funding Corporation, the Trustee, the Collateral Agent and the Independent Engineer inspection rights.
          Section 4.17.  Additional Project Documents.
   The Partnership Guarantors shall perform and observe their respective covenants and obligations under all of the Partnership Project Documents in all material respects except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Partnership Project Companies shall not enter into any Additional Project Document if entering into such document could reasonably be expected to result in a Material Adverse Effect.
            Section 4.18.  Maintenance of Existence.
   The Partnership Guarantors shall at all times preserve and maintain in full force and effect (a) their existence as limited partnerships, limited liability companies, corporations or a general partnership, as applicable, in good standing under the
laws  of  the  State  of  California,  Nevada  or  Delaware,   as
applicable, (b) their qualification to do business in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business as conducted or proposed to be conducted makes such qualification necessary, and (c) all of their powers, rights, privileges and franchises which are necessary for the ownership and operation of their respective businesses.
                      Section 4.19.  Taxes.
   The Partnership Guarantors shall pay and discharge all taxes, assessments and governmental charges upon them, their income and their properties prior to the date on which penalties are attached thereto, unless and to the extent only that (a) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings, and (b) adequate reserves, bonds or other security are established with respect thereto.
  Section 4.20.  Additional Documents; Filings and Recordings.
   The Partnership Guarantors shall execute and deliver, as requested by Funding Corporation, such other documents as shall reasonably be necessary or advisable in order to effect or protect the rights and remedies of Funding Corporation granted or provided for by this Agreement or the other Financing Documents to which the Partnership Guarantors are party and to consummate
the   transactions   contemplated   therein.    The   Partnership
Guarantors shall, at their own expense, take all reasonable actions (a) that are requested by Funding Corporation or (b) that an Authorized Officer of the Partnership Guarantors has actual knowledge are necessary as a legal matter, to establish, maintain and perfect the first priority security interests of Funding
Corporation.   Without limiting the generality of the  foregoing,
the Partnership Guarantors shall execute or cause to be executed and shall file or cause to be filed such Financing Statements, continuation statements, and fixture filings and such mortgages, or deeds of trust in all places necessary or advisable (in the
opinion   of  counsel  for  Funding  Corporation)  to  establish,
maintain and perfect such security interests.
 Section 4.21. Information and Access to Independent Engineer. The Partnership Guarantors shall provide the Independent
Engineer with information regarding the Zinc Recovery Project, the Region 2 Brine Facilities Construction and the TurboExpander
Project   which  is  reasonably  requested  by  the   Independent
Engineer.   The Partnership Project Companies shall  provide  the
Independent Engineer with access to the Zinc Recovery Project, the Region 2 Brine Facilities Construction and the TurboExpander Project as reasonably requested by the Independent Engineer.
ARTICLE 5.
DEFAULT AND REMEDIES
                Section 5.1.   Events of Default.
  Each of the following events and occurrences shall constitute a Credit Agreement Event of Default under this Agreement:
               (a)  the failure by the Partnership Guarantors to

pay or cause to be paid any principal of, premium, if any, or interest, fees or any other obligations on the Partnership

Project Note for fifteen (15) or more days after the same becomes due and payable, whether by scheduled maturity or required

prepayment or by acceleration or otherwise, after application by the Trustee, in accordance with the provisions of the Indenture,

of any amounts in Funding Corporation's account in the Debt

Service Reserve Fund (as defined in the Depositary Agreement) and amounts otherwise advanced by other Guarantors for the benefit of the Partnership Guarantors.

               (b)  any representation or warranty made by the

Partnership Guarantors under this Agreement shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy could reasonably be expected to result in a Material Adverse Effect and such fact, event or

circumstance shall continue to be uncured for thirty (30) or more days from the date an Authorized Officer of the Partnership

Guarantors has actual knowledge thereof; provided, however, that if the Partnership Guarantors commence efforts to cure such fact,

event or circumstance within such thirty (30) day period, the

Partnership Guarantors may continue to effect such cure and such misrepresentation shall not be deemed a Credit Agreement Event of

Default for an additional sixty (60) days so long as the

Partnership Guarantors are diligently pursuing such cure;

               (c)  the failure by any of the Partnership

Guarantors to perform or observe any covenant contained in

Sections 4.2, 4.4, 4.7, 4.9, 4.12, 4.13, 4.14, 4.16, or 4.19

hereof, if any, and such failure shall continue uncured for

thirty (30) or more days after an Authorized Officer of such

Partnership Guarantor obtains actual knowledge of such failure;

               (d)  the failure by any of the Partnership

Guarantors to perform or observe any of the other covenants

contained in this Agreement or in the other Financing Documents the Partnership Guarantors are party to (other than such failures described in Sections 5.1(c) above) and such failure shall

continue uncured for sixty (60) or more days after an Authorized

Officer of the Partnership Guarantors has actual knowledge of such failure; provided, however, that if the Partnership

Guarantors commence efforts to cure such default within such sixty (60) day period, the Partnership Guarantors may continue to effect such cure of the default and such default shall not be deemed a Credit Agreement Event of Default for an additional thirty (30) days so long as the Partnership Guarantors are

diligently pursuing such cure;

               (e)  any of the Partnership Guarantors:

                         (1)  does not pay its Debts as they

become due or admits in writing its inability to pay its Debts or makes a general assignment for the benefit of creditors; or

                         (2)  commences any case, proceeding or

other action seeking reorganization, arrangement, adjustment,

liquidation, dissolution or composition of it or its debts under any applicable liquidation, conservatorship, bankruptcy,

moratorium, arrangement, adjustment, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time (collectively, "Debtor

Relief Law"); or

                         (3)  in any involuntary case, proceeding

or other action commenced against it which seeks to have an order for relief (injunctive or otherwise) entered against it, as

debtor, or seeks reorganization, arrangement, adjustment,

liquidation, dissolution or composition of it or its Debts under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (B) converts the case from one chapter of the

Bankruptcy Reform Act of 1978, as amended, to another chapter, or

(C) is the subject of an order for relief; or

                         (4)  has a trustee, receiver, custodian

or other official appointed for or take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of sixty (60) days;

               (f)  the entry of one or more final and non-

appealable judgment or judgments for the payment of money in excess of Ten Million Dollars ($10 Million) (exclusive of

judgment amounts fully covered by insurance or indemnity) against the Partnership Guarantors, which remain unpaid or unstayed for a period of ninety (90) or more consecutive days;

               (g)  an event of default under any Permitted

Guarantor Debt of the Partnership Guarantors in excess of Ten

Million Dollars ($10 Million) occurs and such debt becomes due and payable prior to its stated maturity;

               (h)  the Partnership Guarantors fail to perform

any of their respective payment obligations under the Partnership

Guarantee for fifteen (15) or more days after the same becomes due and payable;

               (i)  any Governmental Approval required for the

operation of a Project owned by the Partnership Project Companies is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or

cessation could reasonably be expected to have a Material Adverse

Effect and such revocation, termination, withdrawal or cessation is not cured for sixty (60) days following the occurrence

thereof;

               (j)  any Partnership Project Document ceases to be

valid and binding and in full force and effect other than as a result of an amendment, termination or Permitted Power Contract

Buy-Out permitted under this Agreement, and any such event

results in a Material Adverse Effect; provided, however, that no such event shall be a Credit Agreement Event of Default if within one hundred eighty (180) days from the occurrence of any such event, the Partnership Guarantors (1) cause the third party to resume performance or cure such misrepresentation or (2) enter into an Additional Project Document in replacement thereof, as permitted under this Agreement;

               (k)  the failure of any of the Partnership

Guarantors to perform or observe any of its covenants or

obligations contained in any of the Partnership Project Documents to which it is a party if such failure shall result in the

termination of such Partnership Project Document or otherwise result in a Material Adverse Effect; provided, however that such event shall not be a Credit Agreement Event of Default if within one hundred eighty (180) days from the occurrence of any such event, the Partnership Guarantors enter into an Additional

Project Document in replacement thereof as permitted under this

Agreement;

               (l)  any of the Partnership Security Documents

ceases to be effective or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Collateral Agent on the

Collateral described therein with the priority purported to be created thereby; provided, however, that the Partnership

Guarantors shall have ten (10) days to cure any such impairment or cessation or to furnish to the Trustee, the Collateral Agent or the Depositary Agent all documents or instruments required to cure any such cessation; or

               (m)  an Event of Default under Section 6.1 (c),

(d), (e), (f), (g), (h), (i), (j), (k) or (l) of the Indenture

occurs.

        Section 5.2.   Consequences of Event of Default.
   If one or more Credit Agreement Events of Default under this Agreement have occurred and are continuing, then:
               (a)  in the case of a Credit Agreement Event of

Default under Section 5.1(e) hereof, the entire outstanding

principal amount of the Partnership Project Note, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Partnership Project Note and this Agreement, if any, shall automatically become due and payable, without

presentment, demand, protest or notice of any kind; or

               (b)  in the case of a Credit Agreement Event of

Default under:

           (1)   Sections 5.1(a) or (h) hereof, upon the  written

and  unrescinded direction of the Holders of no less than  thirty three  and  one-third  percent (33 1/3%) in  aggregate  principal amount  of the Outstanding Securities, Funding Corporation  shall declare  the  outstanding  principal amount  of  the  Partnership

Project  Note  to  be  accelerated and due and  payable  and  all interest  accrued and unpaid thereon, and all premium  and  other amounts  payable  under this Agreement, if  any  to  be  due  and payable, and

           (2)   Sections 5.1(b), (c), (d), (f), (g),  (i),  (j),

(k),  (l)  and  (m)  hereof,  upon the  written  and  unrescinded direction of the Holders of no less than fifty percent  (50%)  in aggregate principal amount of the Outstanding Securities, Funding

Corporation shall declare the outstanding principal amount of the

Partnership  Project Note to be accelerated and due  and  payable and  all interest accrued and unpaid thereon, and all premium and other amounts payable under this Agreement, if any to be due  and payable.

                 Section 5.3.   Continuing Lien.

               (a)  The liens and security interests granted in

this Agreement, the other Financing Documents to which the

Partnership Guarantors are party and the Security Documents to which the Partnership Guarantors are party secure all

indebtedness and all obligations of the Partnership Guarantors owed to Funding Corporation in connection with the Partnership

Project Loan of whatever kind or character, whether now owing,

hereafter arising or hereafter to be performed.

               (b)  Notwithstanding anything to the contrary in

this Agreement, the other Financing Documents to which the

Partnership Guarantors are party or the Security Documents to which the Partnership Guarantors are party, if at the time the principal balance of the Securities is fully paid (the "Pay-off

Date"), any other amounts owed by the Partnership Guarantors hereunder remain to be paid, Funding Corporation shall not be obligated to release any collateral remaining subject to the

Security Documents, and such collateral shall continue to secure the payment of such amounts remaining as of the Pay-off Date.

               Section 5.4.   Defense of Actions.
   Upon the occurrence of a Credit Agreement Event of Default, Funding Corporation may (but shall not be obligated to) commence, appear in or defend any action or proceeding purporting to affect the Partnership Project Loan, the Partnership Projects or the respective rights and obligations of Funding Corporation and any other person pursuant to this Agreement, any other Financing Document to which the Partnership Guarantors are party or any Security Document to which the Partnership Guarantors are party. Funding Corporation may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and
expenses,  incurred  in  connection  with  such  proceedings   or
actions, which expenses the Partnership Guarantors hereby agree to repay to Funding Corporation promptly upon demand.
ARTICLE 6.
GENERAL TERMS AND CONDITIONS
                     Section 6.1.   Notices.
   All notices, requests, complaints, demands, communications or other papers shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by telegram or telex, addressed to the parties as follows:
If to the Partnership Guarantors:        CalEnergy      Operating
                               Corporation
                               302  South 36th Street, Suite 400-C
                               Omaha, Nebraska 68131
                               Attention: General Counsel

                               Vulcan Power Company
                               302  South 36th Street, Suite 400-E
                               Omaha, Nebraska 68131
                               Attention: General Counsel

                               Conejo Energy Company
                               302  South 36th Street, Suite 400-G
                               Omaha, Nebraska 68131
                               Attention: General Counsel

                               Niguel Energy Company
                               302  South 36th Street, Suite 400-H
                               Omaha, Nebraska 68131
                               Attention: General Counsel

                               San Felipe Energy Company
                               302  South 36th Street, Suite 400-I
                               Omaha, Nebraska 68131
                               Attention: General Counsel

                               BN Geothermal Inc.
                               302  South 36th Street, Suite 400-J
                               Omaha, Nebraska 68131
                               Attention: General Counsel

                               Del Ranch, L.P.
                               302  South 36th Street, Suite 400-C
                               Omaha, Nebraska 68131
                               Attention: General Counsel

                               Elmore, L.P.
                               302  South 36th Street, Suite 400-C
                               Omaha, Nebraska 68131
                               Attention: General Counsel

                               Leathers, L.P.
                               302  South 36th Street, Suite 400-C
                               Omaha, Nebraska 68131
                               Attention: General Counsel

                               Vulcan/BN     Geothermal     Power
                               Company
                               302  South 36th Street, Suite 400-E
                               Omaha, Nebraska 68131
                               Attention: General Counsel

                               CalEnergy Minerals LLC
                               302  South 36th Street, Suite 400-L
                               Omaha, Nebraska 68131
                               Attention: General Counsel

                               CE Turbo LLC
                               302  South 36th Street, Suite 400-M
                               Omaha, Nebraska 68131
                               Attention: General Counsel

If to Funding Corporation:     Salton Sea Funding Corporation
                               302  South 36th Street, Suite 400-A
                               Omaha, Nebraska 68131
                               Attention:     Chief     Financial
                               Officer

If to Moody's:                 Moody's Investors Service
                               99 Church Street
                               New York, New York 10007
                               Attention:   Corporate   Utilities
                               Department

If to S & P:                   Standard & Poor's Corporation
                               25 Broadway
                               New York, New York 10004
                               Attention:    Corporate    Finance
                               Department
                               Electric Utilities Group

The  above parties may, by notice given hereunder, designate  any further  or  different  addresses to  which  subsequent  notices,

certificates or other communications shall be sent.

             Section 6.2.   Amendments and Waivers.
   This Agreement may only be amended by a document signed by Funding Corporation and the Partnership Guarantors. No waiver of any provision of this Agreement nor consent by Funding Corporation to any departure by the Partnership Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by Funding Corporation. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Funding Corporation to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof (except as provided above) nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. This Agreement shall be binding upon the Partnership Guarantors, its successors and any permitted assigns.
              Section 6.3.   Election of Remedies.
   The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Funding Corporation shall have all of the rights and remedies granted in the Financing Documents and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Partnership Guarantors, or any collateral under the Financing Documents, at the sole discretion of Funding Corporation.
                  Section 6.4.   Severability.
    Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
   Section 6.5.   Third-Party Beneficiaries; Prior Agreements.
   It is intended that the Trustee, the Collateral Agent and the Depositary Agent be, and the Trustee, the Collateral Agent and the Depositary Agent are hereby made, third-party beneficiaries of this Agreement. This Agreement is for the sole benefit of Funding Corporation, the Trustee, the Holders and the Partnership Guarantors and is not for the benefit of any other third party. Notwithstanding the two preceding sentences, no Holder shall have any right to pursue any remedy hereunder except through the Trustee as permitted under Sections 6.5 and 6.6 of the Indenture. This Agreement supersedes all prior agreements among the parties with respect to the matters addressed herein.
        Section 6.6.   Partnership Guarantors in Control.
  In no event shall Funding Corporation's or the Trustee's rights and interests under this Agreement and the other Financing Documents be construed to give Funding Corporation or the Trustee, or be deemed to indicate that Funding Corporation or the Trustee has, control of the business, management or properties of the Partnership Guarantors or power over the daily management functions and operating decisions made by the Partnership Guarantors.
                Section 6.7.   Number and Gender.
   Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.
                    Section 6.8.   Captions.
  The captions, headings, table of contents and arrangements used in this Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.
         Section 6.9.   Applicable Law and Jurisdiction.
    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.
                     Section 6.10.  Consent.
   Whenever the consent or approval of Funding Corporation or the Partnership Guarantors is required herein, such consent or approval shall not be unreasonably withheld or delayed.
                   Section 6.11.  No Recourse.
   Funding Corporation agrees that no general partner (except CEOC, VPC, Conejo, Niguel, San Felipe and BNG), limited partner (except Conejo, Niguel and San Felipe), member, officer, director, employee or shareholder of the Partnership Guarantors or any Affiliate of any such party (collectively, the "Nonrecourse Parties") shall be personally liable under this Agreement for the payment of any sums now or hereafter owing Funding Corporation under the terms of, or for the performance of any obligation contained in, this Agreement. Funding Corporation agrees that its rights shall be limited to proceeding against the Partnership Guarantors and the security provided or intended to be provided pursuant to the Security Documents and that it shall have no right to proceed against the Nonrecourse Parties for (a) the satisfaction of any monetary obligation of, or enforcement of any monetary claim against, the Partnership Guarantors, (b) the performance of any obligation, covenant or agreement arising under this Agreement, or (c) any deficiency judgment remaining after foreclosure of any property securing the obligations hereunder.
                  Section 6.12.  Counterparts.
   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
             Section 6.13.  Successors and Assigns.
   All the covenants, promises and agreements in this Agreement contained by or on behalf of the Partnership Guarantors, or by or on behalf of Funding Corporation, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.
          Section 6.14.  Joint and Several Obligations.
   The obligations of the Partnership Guarantors are joint and several.
              Section 6.15.  Maximum Interest Rate.
   Notwithstanding any provision to the contrary contained herein or in the Partnership Project Note, at no time shall the Partnership Guarantors be obligated or required to pay interest on the principal balance due hereunder or thereunder at a rate which could be in excess of the maximum interest rate permitted by law to be contracted or agreed to be paid. If by the terms hereof or of the Partnership Project Note, the Partnership Guarantors are at any time required or obligated to pay interest in excess of such maximum rate, then the rate of interest applicable hereunder shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate.


          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
          IN WITNESS WHEREOF, the parties hereto have caused this

Agreement  to be duly executed and delivered by their  respective officers  thereunto duly authorized as of the  date  first  above written.


PARTNERSHIP GUARANTORS:


                         CALENERGY OPERATING CORPORATION,
                         a Delaware corporation



                         By:/s/  Steven A. McArthur
                         Name:  Steven A. McArthur
                         Title:    Executive Vice President


                         VULCAN POWER COMPANY,
                         a Nevada corporation



                         By:  /s/  Steven A. McArthur
                         Name:   Steven A. McArthur
                         Title:     Executive Vice President


                         CONEJO ENERGY COMPANY,
                         a California corporation



                         By:  /s/  Steven A. McArthur
                         Name:   Steven A. McArthur
                         Title:     Executive Vice President

                         NIGUEL ENERGY COMPANY,
                         a California corporation



                         By:  /s/  Steven A. McArthur
                         Name:   Steven A. McArthur
                         Title:     Executive Vice President


                         SAN FELIPE ENERGY COMPANY,
                         a California corporation



                         By:  /s/  Steven A. McArthur
                         Name:   Steven A. McArthur
                         Title:     Executive Vice President


                         BN GEOTHERMAL INC.,
                         a Delaware corporation



                         By:  /s/  Steven A. McArthur
                         Name:   Steven A. McArthur
                         Title:     Executive Vice President


                         DEL RANCH, L.P.,
                         a California limited partnership



                         By: CalEnergy Operating Corporation,
                             a Delaware corporation, its general partner

                             By:/s/  Steven A. McArthur
                             Name:     Steven A. McArthur
                             Title:    Executive Vice President


                         ELMORE, L.P.,
                         a California limited partnership

                         By: CalEnergy Operating Corporation,
                             a Delaware corporation, its general partner



                             By:/s/  Steven A. McArthur
                             Name:   Steven A. McArthur
                             Title:      Executive Vice President


                         LEATHERS, L.P.,
                         a California limited partnership

                         By:     CalEnergy Operating Corporation,
                              a Delaware corporation, its general partner



                             By:/s/  Steven A. McArthur
                             Name:  Steven A. McArthur
                             Title:     Executive Vice President


                         VULCAN/BN GEOTHERMAL POWER COMPANY,
                         a Nevada general partnership

                         By: Vulcan Power Company,
                              a  Nevada corporation, its  general partner



                             By:  /s/  Steven A. McArthur
                             Name:   Steven A. McArthur
                             Title:     Executive Vice President

                         CALENERGY MINERALS LLC,
                         a Delaware limited liability company

                         By:
                         Salton Sea Minerals Corp.,
                             a Delaware corporation, its manager

                         By:  /s/  Steven A. McArthur
                         Name:   Steven A. McArthur
                         Title:     Executive Vice President


                         CE TURBO LLC,
                         a Delaware limited liability company

                         By:   Magma Power Company,
                               a Nevada corporation, its manager

                         By:  /s/  Steven A. McArthur
                         Name:   Steven A. McArthur
                         Title:     Executive Vice President


FUNDING CORPORATION:

                         SALTON SEA FUNDING CORPORATION,
                         a Delaware corporation




                         By:  /s/  Steven A. McArthur
                         Name:       Steven A. McArthur
                         Title:      Executive Vice President